UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2009

American Woodmark Corporation®

(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3102 Shawnee Drive, Winchester, Virginia	22601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2009, the Company’s board of directors approved amendments to the Company’s bylaws. The amendments, effective as of May 28, 2009 are as follows:

•

Amendment to Article I, Section 9 and Article II, Section 4 to adopt majority voting for directors in uncontested elections. A director must be elected by a majority of the votes cast with respect to the director (i.e. more votes must be cast for the director than against). If an incumbent director does not receive a majority vote, then that director must submit his or her resignation. The board must determine whether or not to accept that resignation within 90 days after the certification of election results and must disclose its decision by press release;

•

Amendment to Article I, Section 1 and Article II, Section 3 to modify certain provisions of the bylaws related to the advance notice procedures a shareholder must follow to (1) bring business before an annual meeting of shareholders or (2) nominate a candidate for election as a director at an annual meeting of shareholders, including:

o

a change in the applicable advance notice dates from 120 days before the anniversary of the mailing of the notice for the prior year’s annual meeting to 120 days before the anniversary of the prior year’s annual meeting;

o	an express statement that the chairman can dismiss any business attempted to be brought before an annual meeting by a shareholder who did not comply with the notice procedures;

o	a provision that states that the advance notice requirements applicable to bringing business before an annual meeting will be deemed satisfied if the shareholder has notified the Company of their intention to present a proposal at an annual meeting in compliance with applicable rules under the Securities Exchange Act of 1934 and the shareholder’s proposal has been included in the Company’s proxy statement for that annual meeting;

o	a clarification that a shareholder must be a record shareholder, both at the time of the notice and on the record date for the meeting, to nominate a director candidate; and

o	a clarificaton that shareholders are limited to the nominations of directors to annual meetings 90 days prior to the meeting if the meeting date has been changed by more than 30 days from the anniversary date of the preceeding year's annual meeting.

A copy of the Company’s Bylaws as amended and restated May 28, 2009 is filed as an exhibit to this report and is incorporated in response to this Item by reference thereto.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

3.1	Amended and Restated Bylaws as of May 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD
Jonathan H. Wolk Vice President and Chief Financial Officer	Kent B. Guichard President & Chief Executive Officer

Date: June 2, 2009	Date: June 2, 2009
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer